FIFTH AMENDMENT AND MODIFICATION
TO LOAN AND SECURITY AGREEMENT
       THIS FIFTH AMENDMENT AND MODIFICATION TO LOAN AND SECURITY AGREEMENT
        (the "Amendment") is made effective as of January 22, 2009 by and among BANK OF AMERICA, N.A., a national banking association, as successor-by-merger to LaSalle Business Credit, LLC ("Lender") and ZANETT, INC., a Delaware corporation ("Zanett") and ZANETT COMMERCIAL SOLUTIONS, INC., a Delaware corporation ("ZCS"; Zanett and ZCS are each individually, a "Borrower" and collectively, the "Borrowers").

BACKGROUND
       A. Borrowers and Lender have previously entered into a certain Loan and Security Agreement dated December 21, 2006, as amended by (i) that certain First Amendment and Modification to Loan and \Security Agreement and Other Loan Documents dated May 31, 2007, (ii) that certain Second Amendment and Modification to Loan and Security Agreement dated November 14, 2007,
(iii) that certain Third Amendment and Modification to Loan and Security Agreement dated March 17, 2008 and (iv) that certain Fourth Amendment and Modification to Loan and Security Agreement dated September 2008 (as amended, the "Loan Agreement"), pursuant to which, inter alia, Lender agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein.
       B. Borrowers and Lender are entering into this Amendment to amend certain terms and conditions of the Loan Agreement.
       C. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth for such terms in the Loan Agreement.
       NOW, THEREFORE, in consideration of the foregoing premises and intending to be legally bound hereby, the parties hereto agree as follows:
          1. Definitions.   The definition of "Maximum Revolving Loan
Limit" set forth in Section 1(a) of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:
""Maximum Revolving Loan Limit" shall mean
$6,000,000."
Even though the Revolving Loan Note made by Borrowers to Lender is for the face amount of $10,000,000, the Revolving Loan Limit and Maximum Revolving Loan Limit shall not exceed $6,000,000.

          2. Advance Rate. Section 2(a)(i) of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:
"(i)  Eighty percent (80%) of the face amount of
Borrowers' then existing Eligible Accounts; minus"
          3. Fixed Charge Coverage Ratio. Section 14(a) of the Loan Agreement shall be and is hereby amended to read, in its entirety, as follows:
"(a)	Fixed Charge Coverage Ratio.  Borrowers shall
maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth for the corresponding period set forth below:

Period                           Ratio
For the 3 month period ending    1.0 to 1.0
on December 31, 2006

For the 6 month period ending    0.77 to 1.0

on March 31, 2007

For the 9 month period ending    0.76 to 1.0
on June 30, 2007


For the 12 month period ending   1.10 to 1.0
on September 30, 2007



For the 12 month period ending   0.35 to 1.0
on December 31, 2007



For the 3 month period ending    1.10 to 1.0
on March 31, 2008


For the 6 month period ending    1.10 to 1.0
on June 30, 2008


For the 9 month period ending    1.10 to 1.0
on September 30, 2008


For the 12 month period ending   1.25 to 1.0

on December 31, 2008 and each
12 month period ending on the
last day of each fiscal quarter
thereafter"


           4. Waiver of EBITDA Covenant. Borrowers have requested and Lender has agreed to waive as an Event of Default the failure of Borrowers to comply with the "EBITDA" covenant set forth in Section 14(c) of the Loan Agreement for the November, 2008 calendar month. Such waiver shall be limited to Borrowers' compliance with Section 14(c) of the Loan Agreement solely for such calendar month and for no other calendar months and such waiver shall not be construed to constitute a waiver of Borrowers' compliance with any other terms of the Loan Agreement or an agreement to enter into any future waivers with Borrowers.

           5. Termination of EBITDA Covenant. As of the date hereof, the "EBITDA" covenant set forth in Section 14(c) of the Loan Agreement shall be terminated and is hereby deleted in its entirety.

           6. Confirmation of Collateral. Nothing contained herein shall be deemed to be a compromise, satisfaction, accord and satisfaction, novation, release or waiver of any of the Loan Documents or Other Agreements, or any rights or obligations thereunder by Lender of any of its rights under the Loan Documents or Other Agreements or at law or in equity. All liens, security interests, rights and remedies granted to Lender in Loan Documents and Other Agreements are hereby ratified, confirmed and continued. Borrowers acknowledge and agree that the term "Loan Documents" as used in the Loan Agreement and any other documents executed in connection therewith shall include, without limitation, this Amendment and any and all other documents executed in connection herewith.

           7. Challenge to Enforcement. Borrowers acknowledge and agree that they do not have any defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Documents and Other Agreements, or the enforcement of any of the terms or conditions thereof.

           8. Representation and Warranties. Borrowers hereby, jointly and severally, represent and warrant, which representations and warranties shall survive until all Liabilities are paid and satisfied in full, as follows:
                      8.1 All representations and warranties of Borrowers set forth in the Loan Documents and Other Agreements are true and complete in all material respects as of the date hereof.

                      8.2 Upon the effectiveness of this Amendment, no condition or event exists or has occurred which would constitute a Default or an Event of Default under the Loan Agreement or any of the other Loan Documents or Other Agreements.

                      8.3 Borrowers have not received any notice of default or event of default from any other lender, trustee or lessor with respect to any other loan, financing or lease agreement.

                      8.4 The execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to the terms hereof:

                             (a) has been duly authorized by all requisite
corporate action by each Borrower;

                             (b) will not conflict with or result in the breach
of or constitute a default (upon the passage of time, delivery of notice or both) under any Borrower's Articles of Incorporation, By-Laws or any applicable statute, law, rule, regulation or ordinance or any indenture, mortgage, loan or other document or agreement to which any Borrower is a party or by which any of them is bound or affected; and

                             (c) will not result in the creation or imposition
of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except liens in favor of Lender or as otherwise permitted under the Loan Documents or Other Agreements.

              9. Conditions. The obligation of Lender to enter into this Amendment is subject to the following conditions (any of which may be waived by Lender):
                      9.1 Loan Documents. Borrowers and all other required persons and entities shall have executed and delivered to Lender this Amendment and such other documents as Lender may require.

                      9.2 Other Documents. Such other documents as may be required to be submitted to Lender by the terms hereof or any of the Loan Documents shall have been delivered by or on behalf of Borrowers.

              10. Additional Documents; Further Assurances. Borrowers covenant and agree to execute and deliver to Lender, or to cause to be executed and delivered to Lender contemporaneously herewith, at the sole cost and expense of Borrowers, any and all other documents, agreements, statements, resolutions, certificates, consents and information as Lender may require in connection with the matters or actions described herein.
Borrowers further covenant and agree to execute and deliver to Lender or to cause to be executed and delivered at the sole cost and expense of Borrowers, from time to time, any and all other documents, agreements, statements, certificates and information as Lender shall reasonably request to evidence or effect the terms hereof, the Loan Agreement, as amended, or any of the other Loan Documents or Other Agreements, or to enforce or to protect Lender's interest in the Collateral. All such documents, agreements, statements, certificates and information shall be in form and content acceptable to Lender in its sole discretion.

              11. Certain Fees, Costs, Expenses and Expenditures. Borrowers will pay all of the Lender's expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including without limitation, costs and fees and expenses of counsel retained by Lender and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated. Nothing contained herein shall limit in any manner whatsoever Lender's right to reimbursement under any of the Loan Documents or Other Agreements.

              12. Communications and Notices. All notices, requests and other communications made or given in connection with this Amendment shall be made in accordance with the provisions of the Loan Agreement.

              13. Time of Essence.  Time is of the essence of this Amendment.

              14. No Waiver. Except as otherwise provided herein, nothing contained and no actions taken by Lender in connection herewith shall constitute nor shall they be deemed to be a waiver, release or amendment of or to any rights, remedies, or privileges afforded to Lender under the Loan Documents, Other Agreements or under the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania. Nothing herein shall constitute a waiver by Lender of Borrowers' compliance with the terms of the Loan Documents or Other Agreements, nor shall anything contained herein constitute an agreement by Lender to enter into any further amendments with Borrowers.

              15. Reaffirmation, Confirmation and Incorporation of Waivers. As an inducement to Lender to enter into this Amendment, Borrowers hereby affirm, restate and incorporate herein by reference, as of the date hereof and prior to giving effect to this Amendment, all waivers of Borrowers contemplated by the Loan Documents, including, but not limited to, Section 27 of the Loan Agreement, all of such waivers hereby being made part of this Amendment.

              16. Inconsistencies. To the extent of any inconsistencies between the terms and conditions of this Amendment and the terms and conditions of the Loan Documents or Other Agreements, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Documents or Other Agreements not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

              17. Binding Effect. This Amendment and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

              18. Severability. The provisions of this Amendment and all other Loan Documents or Other Agreements are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

              19. No Third Party Beneficiaries. The rights and benefits of this Amendment, the Loan Documents and the Other Agreements shall not inure to the benefit of any third party.

              20. Modifications. No modifications of this Amendment, any of the Loan Documents or any of the Other Agreements shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

              21. Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

              22. Law Governing. This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

              23. Headings. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

              24. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, all of which taken together constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature delivered via facsimile shall be deemed an original signature hereto.

              25. Waiver of Right to Trial by Jury. EACH BORROWER AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY ANY BORROWER OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWERS AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, intending to be legally bound hereby, effective as of the date first written above.

Borrowers:
Zanett, Inc.
By:_____________
Name:___________
Title:__________

Zanett Commercial Solutions
By:_____________
Name:___________
Title:__________

Lender:
Bank of America, N.A., a national banking association, as successor-by-merger to LaSalle Business Credit, LLC.

By:_____________
Name:___________
Title:__________